Contact:  Troy D. Cook
Executive Vice President &
Chief Financial Officer
913-327-3109

NPC International, Inc. Announces Agreement for Sale of Parent Company

Overland Park, Kansas, (November 7, 2011) – NPC International, Inc. (the “Company”), announced today that the Company’s parent company, NPC Acquisition Holdings, LLC (“Parent”), and all of Parent’s equity holders have entered into a definitive purchase and sale agreement with a company formed by Olympus Partners (“Olympus”) pursuant to which Olympus will acquire all of the issued and outstanding equity interests in Parent for an undisclosed amount.  All of the Company’s funded indebtedness is to be repaid by the purchaser at the closing of the sale of the equity interests.  The transaction is subject to customary closing conditions, including certain regulatory approvals, and is currently expected to close by December 28, 2011.

JP Morgan Securities LLC is acting as financial advisor and Shearman and Sterling, LLP is acting as legal advisor to Parent.

The acquisition is expected to be financed, in part, by a senior credit facility to be arranged by affiliates of Barclays Capital and Goldman Sachs & Co.  Barclays Capital and Goldman, Sachs & Co. are acting as financial advisors and Kirkland & Ellis LLP is acting as legal advisor to Olympus.

About NPC International, Inc.

NPC International, Inc. is the largest Pizza Hut franchisee and the largest franchisee of any restaurant concept in the United States (U.S.) according to the 2010 “Top 200 Restaurant Franchisees” by Franchise Times.  The Company is also the eighth largest restaurant unit operator in the U.S. according to the 2011 “Chain Restaurant Industry Review” by GE Capital, Franchise Finance.  The Company was founded in 1962 and, as of September 27, 2011 the Company operated 1,153 Pizza Hut units in 28 states with significant presence in the Midwest, South and Southeast.  As of the third quarter of 2011, the Company’s operations represented approximately 19% of the domestic Pizza Hut restaurant system and 21% of the domestic Pizza Hut franchised restaurant system as measured by number of units, excluding licensed units which operate with a limited menu and no delivery in certain of the Company’s markets.

About Olympus Partners

Founded in 1988, Olympus Partners is a Stamford, Connecticut based private equity firm focused on providing equity capital for middle market management buyouts and for companies needing capital for expansion. Olympus is an active, long-term investor across a broad range of industries, including healthcare services, financial services, consumer products and business services.  Olympus manages in excess of $3 billion on behalf of corporate pension funds, endowment funds and state-sponsored retirement programs.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this news release that do not relate to historical facts constitute forward-looking statements. These include statements regarding the Company’s plans and expectations.  Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct.  The closing of the proposed sale transaction is subject to the closing conditions in the purchase and sale agreement between the parties.  The Company’s actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; continued deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; and other factors. These risks and other risks are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting the Company. All forward-looking statements made in this news release are made as of the date hereof. The Company does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.